INCORPORATED UNDER THE LAWS OF DELAWARE

NUMBER	SHARES

EVERGREEN INTERNATIONAL CORP.

Fully Paid Non-Assessable $0.001 Par Value **COMMON STOCK**

CUSIP NO. 30025L 101

SPECIMEN

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of EVERGREEN INTERNATIONAL CORP. Capital Stock transferable on the books of the Corporation by the holder in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED
ACTION STOCK TRANSFER CORP.
2469 E Ft. Union Blvd., #214, Salt Lake City, UT 84121

By:________________________
TRANSFER AGENT-AUTHORIZED SIGNATURE

PRESIDENT

EVERGREEN INTERNATIONAL CORP.
SEAL
DELAWARE

SECRETARY